     As filed with the Securities and Exchange Commission on April 7, 1998
                                                     Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             -------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             -------------------

                               MAY & SPEH, INC.
            (Exact name of registrant as specified in its charter)
                             -------------------

           Delaware                                              36-2992650
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                1501 Opus Place
                        Downers Grove, Illinois  60515
              (Address of principal executive offices) (Zip Code)

               May & Speh, Inc. 1994 Executive Stock Option Plan
             May & Speh, Inc. 1995 Key Employee Stock Option Plan
                           (Full title of the plans)
                             -------------------

                              Eric M. Loughmiller
             Executive Vice President and Chief Financial Officer
                             May & Speh, Inc.
                                1501 Opus Place
                        Downers Grove, Illinois  60515
                    (Name and address of agent for service)

                                 (630)964-1501
         (Telephone number, including area code, of agent for service)


                                With a copy to:
                             Robert A. McWilliams
                               Freeborn & Peters
                      311 South Wacker Drive, Suite 3000
                           Chicago, Illinois  60606
                                 (312)360-6000

                             -------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                          Proposed            Proposed
                                          Amount          Maximum             Maximum
Title of Securities                        to be       Offering Price         Aggregate              Amount of
 to be Registered                      Registered/(1)/  Per Share/(2)/      Offering Price/(2)/   Registration Fee
------------------------------------------------------------------------------------------------------------------
Common Stock ($.01 par value).......     2,400,000         $14.25            $34,200,000              $10,089(3)
==================================================================================================================

/(1)/ Consists of 1,400,000 shares reserved for issuance under the May & Speh, Inc. 1994 Executive Stock Option Plan and 1,000,000 shares reserved for issuance under the May & Speh, Inc. 1995 Key Employee Stock Option Plan. In addition to the shares registered hereby, the 1,398,000 shares (relating to the Executive Stock Option Plan) and 1,328,000 shares (relating to the Key Employee Stock Option Plan) of Registrant's Common Stock have been previously registered on S-8 Registration Statement (File No. 333-13711) which are incorporated by reference herein. Pursuant to Rule 416 under the Securities Act of 1933, the number of shares of Registrant's Common Stock registered hereunder will be adjusted in the event of a stock split, stock dividend, or similar transaction.
/(2)/ Estimated pursuant to Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq Stock Market on April 2, 1998.
/(3)/ Paid April 6, 1998.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     To the following documents filed by May & Speh, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in any subsequently filed document incorporated herein by reference:

          (a) To the contents of the Company's Registration Statement on Form S-8 (No. 333-13711) filed for the purpose of registering shares of the Company's Common Stock reserved for issuance under the 1994 Executive Option Plan and the 1995 Key Employee Stock Option Plan.

          (b) To the description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in the Company's Prospectus dated March 26, 1996 filed with the Commission pursuant to Rule 424(b) and included in the Company's Registration Statement on Form S-1 (File No. 33-98302), as amended (the "Form S-1").

          (c) To the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

          (d) To the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.

          (e) To the following portions of the 424(b) prospectuses included in the Company's Registration Statement on Form S-3 (File No. 333-46547) which includes a prospectus relating to the offer and sale of convertible subordinated notes (the "Notes Prospectus") and a prospectus relating to the offer and sale of shares of Common Stock (the "Common Stock Prospectus"): (i) the audited financial statements of the Company and the notes thereto appearing on pages F-1 through F-17 of the Notes Prospectus and the Common Stock Prospectus; (ii) the "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing on pages 18 through 24 of the Notes Prospectus and pages 16 through 22 of the Common Stock Prospectus; and (iii) the "Selected Financial, Operating and Other Data" appearing on page 17 of the Notes Prospectus and page 15 of the Common Stock Prospectus.

          (f) All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold, are also incorporated herein by reference and shall be a part hereof from the date of the filing of such documents.

Item 8.   Exhibits

     4.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Form S-1)

     4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Form S-1)

     4.3    Specimen Certificate for Common Stock (incorporated by reference to
            Exhibit 4.1 to the Form S-1)

     4.4 May & Speh, Inc. 1994 Executive Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Form S-1)

     4.5 Form of Stock Option Agreement under the May & Speh, Inc. 1994 Executive Stock Option Plan (incorporated by reference to Exhibit
            10.2 to the Form S-1)

     4.6 May & Speh, Inc. 1995 Key Employee Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996)

     4.7 Form of Stock Option Agreement under the May & Speh, Inc. 1995 Key Employee Stock Option Plan (incorporated by reference to Exhibit 4.7 of the Company's S-8 Registration Statement (File No. 333-13711)).

     5      Opinion of Freeborn & Peters

     23.1   Consent of Freeborn & Peters (contained in Exhibit 5)

     23.2   Consent of Price Waterhouse LLP

     24     Power of Attorney (contained on signature page)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Downers Grove, State of Illinois, on this 11th day of March, 1998.

                                       May & Speh, Inc.


                                       By: /s/ Peter I. Mason
                                           -------------------------
                                           Peter I. Mason
                                           Chairman, President and
                                             Chief Executive Officer


                               POWER OF ATTORNEY

     Know all men by these presents, that each person whose signature appears below constitutes and appoints Peter I. Mason and Eric M. Loughmiller, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on March 11, 1998.

Signature                              Title
---------                              -----

/s/ Peter I. Mason                     Chairman, President, Chief Executive Officer
----------------------------------     and Director (principal executive officer)
Peter I. Mason


/s/ Eric M. Loughmiller                Executive Vice President, Chief Financial
----------------------------------     Officer and Secretary (principal financial
Eric M. Loughmiller                    officer)


/s/ Willard E. Engel, Jr.              Vice President and Chief Accounting Officer
----------------------------------     (principal accounting officer)
Willard E. Engel, Jr.


/s/ Robert C. Early                    Executive Vice President, Corporate
----------------------------------     Development and a Director
Robert C. Early


/s/ Albert J. Speh, Jr.                Chairman Emeritus
----------------------------------
Albert J. Speh, Jr.


/s/ Deborah A. Bricker                 Director
----------------------------------
Deborah A. Bricker


/s/ Casey Cowell                       Director
----------------------------------
Casey Cowell


/s/ Lawrence J. Speh                   Director
----------------------------------
Lawrence J. Speh


/s/ Paul G. Yovovich                   Director
----------------------------------
Paul G. Yovovich


/s/ Jonathan Zakin                     Director
----------------------------------
Jonathan Zakin

                                 EXHIBIT INDEX


                                                                    Sequentially
Exhibit                                                               Numbered
Number                              Exhibit                             Page
------                              -------                         ------------
 4.1        Certificate of Incorporation of the Registrant
            (incorporated by reference to Exhibit 3.1 to the
            Form S-1)                                                    --

 4.2        By-Laws of the Registrant (incorporated by reference
            to Exhibit 3.2 to the Form S-1)                              --

 4.3        Specimen Certificate for Common Stock (incorporated
            by reference to Exhibit 4.1 to the Form S-1)                 --

 4.4        May & Speh, Inc. 1994 Executive Stock Option Plan
            (incorporated by reference to Exhibit 10.1 to the
            Form S-1)                                                    --

 4.5        Form of Stock Option Agreement under the May & Speh,
            Inc. 1994 Executive Stock Option Plan (incorporated
            by reference to Exhibit 10.2 to the Form S-1)                --

 4.6        May & Speh, Inc. 1995 Key Employee Stock Option Plan
            (incorporated by reference to Exhibit 10.1 to the
            Company's Quarterly Report on Form 10-Q for the
            quarter ended March 31, 1996)                                --

 4.7        Form of Stock Option Agreement under the May & Speh,
            Inc. 1995 Key Employee Stock Option Plan
            (incorporated by reference to Exhibit 4.7 of the
            Company's S-8 Registration Statement (File No.
            333-13711))                                                  --

 5          Opinion of Freeborn & Peters

23.1        Consent of Freeborn & Peters (contained in Exhibit 5)        --

23.2        Consent of Price Waterhouse LLP

24          Power of Attorney (contained on signature page)              --